Exhibit 99.1

April 21, 2005

Armando Pereira

     Re: Employment Transition and Separation Agreement

Dear Armando:

This letter sets forth the terms of the employment transition and separation agreement Centillium Communications, Inc. (“Centillium” or the “Company”) is offering to you to assist in your employment transition with the Company (this letter referred to as the “Agreement”). This letter also informs you that for business reasons, your position as Vice President and General Manager, Optical Business Unit has been eliminated, effective immediately, and that you no longer serve in that position. You may accept the offer in this letter by signing and returning this Agreement to the Company as provided below.

1. Separation. If you accept this Agreement, your last day of employment with the Company will be a date to be determined by you but not later than June 30, 2005, provided that (i) you sign and deliver to the Company this Agreement within twenty-one (21) days of the date hereof; and (ii) this Agreement becomes effective as set forth in Section 11. You may terminate your employment earlier subject to the provisions of Section 2(b) below. Your employment with the Company will also be deemed terminated if you commence employment with another employer prior to June 30, 2005. The last date of your employment as provided in this Section 1 is hereafter referred to as the “Separation Date.”

2. Transition Period. As a material term of this Agreement, you agree to the following provisions which will be effective on the effective date of the release described in Section 11 below.

     (a) Services and Authority During Transition Period. From April 21, 2005 through the Separation Date (the “Transition Period”), even though you will no longer serve in the position of Vice President and General Manager, Optical Business Unit of the Company, you will provide (or make yourself available to provide) reasonable advisory services to the Company as requested by the Company. You will also reasonably assist in the transition of your job responsibilities to other Company personnel. During the Transition Period, you will not have the authority to enter into any contract or agreement with any third party, on behalf of the Company, or to make any representation that might be binding upon the Company.

     (b) Compensation and Benefits During Transition Period. During the Transition Period, you will continue to receive your current regular salary of $8,653.85 per

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Company pay period (less applicable withholdings and tax deductions) and benefits, including coverage under the Company’s medical, dental, and vision plan, stock option plan (as discussed below in Section 7), employee stock purchase plan and 401(k) plan, subject to the terms of those plans, through the remainder of your employment with the Company, provided, however, that you will not accrue any additional vacation or personal time off during the Transition Period. If you elect to terminate your employment earlier than June 30, 2005, the Company will cease to provide you any further salary or any benefits under the above plans, but will pay you the severance payment described in Section 4 below (less applicable withholdings and tax deductions) provided that you deliver to the Company the signed and effective release described in Section 13 below within twenty-one (21) days of the employment termination date.

3. Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation or personal time off, earned by you through the Separation Date subject to applicable withholdings and tax deductions. You are entitled to these payments as a matter of law, whether or not you sign this Agreement.

4. Severance Benefits. On or after the Separation Date, provided that your validly executed Separation Release (as such term is defined in Section 13 below) becomes effective as set forth therein, you will be eligible to receive severance pay at the rate of $8,653.85 per Company pay period and Company-paid group health, dental and vision benefits substantially similar to those you were receiving immediately prior to the Separation Date, until the earlier to occur of: (i) seventeen (17) weeks following the date that the Separation Release becomes effective as set forth in Section 13; or (ii) your employment by another party commences (less applicable withholdings and tax deductions). The period of such group health, dental and vision benefits shall be applied towards the continuation coverage period required under the federal COBRA law as described in Section 5 below. The severance pay shall be paid to you according to the Company’s normal payroll periods following the expiration of the seven day rescission period described in Section 13 without your rescinding the release described in that section. You will not be entitled to any other severance pay or benefits from the Company.

5. Health Insurance. After the Separation Date, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. A separate notice of your COBRA rights will be provided to you.

6. Expense Reimbursement. You agree that, on or before the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

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7. Stock Option. In December 2004, you elected to surrender certain options you held under which you had the right to purchase shares of the Company’s common stock in exchange for the right to receive replacement stock options to purchase 60,000 shares of the Company’s common stock on June 30, 2005, with an exercise price equal to the fair market value of the Company’s common stock on that date, provided, that you remain in continuous employment with the Company through June 30, 2005, under the terms of the Company’s Offer to Exchange dated November 30, 2004 (“Option Exchange Program”). Provided that you remain in employment with the Company through June 30, 2005, the Company will grant you the replacement stock options under the terms of the Option Exchange Program, except that following the termination of your employment on the Separation Date, you will have 180 days after the Separation Date to exercise your replacement stock option, with all other provisions of the stock options to be as provided under the terms of the Option Exchange Program and the Company’s stock option plan.

8. Other Compensation and Benefits. Except as expressly provided in this Agreement, you will not receive any additional compensation or benefits after the Separation Date.

9. Return Of Company Property. On the Separation Date or as earlier requested by the Company, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, correspondence, memos, notebooks, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part) (collectively, the “Company Property”). You agree to conduct a good faith and diligent search of your belongings in advance of the aforementioned deadline to ensure your compliance with the provisions of this Section 9.

10. Proprietary Information Obligations. You acknowledge your continuing obligation (both during and after the Transition Period) to comply with your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

11. Initial Release.

     (a) Terms of Release. Except for the obligations expressly set forth in this Agreement, and in exchange for the Transition Period employment and other consideration that is being provided to you under this Agreement to which you are not otherwise entitled, you hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown,

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suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company, that any other agreements or demands related to salary, performance or other bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of benefit or compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Employee Retirement Income Security Act of 1974, the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     (b) Effective Date of this Agreement and the Initial Release. You hereby have been advised and understand that you have twenty-one (21) days from the date of receipt to decide whether or not to sign this Agreement, which period may be shortened and waived by you. This period is designed to allow you to consult with a financial advisor, accountant, attorney or anyone else whose advice you choose to seek. You hereby have been advised and understand that after signing this document you will have seven (7) days to revoke your agreement to the terms of this document. Any revocation should be in writing and delivered to Tony Webster, Human Resources Director of the Company, by close of the seventh day after signing this document. This Agreement and the release of claims herein will not become effective until the seven (7) day revocation period has passed.

12. Section 1542 Waiver. You hereby acknowledge your understanding that under this Agreement you are releasing any known or unknown claims you may have. You therefore acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of claims.

13. Separation Release. As part of this Agreement, you must also execute and return to the Company the Separation Release attached hereto as Exhibit A (“Separation Release”). You must sign the Separation Release on the Separation Date or within twenty-one (21) days thereafter. (The Separation Release may not be signed before the Separation Date.) As provided in the Separation Release, you will have seven (7) days to revoke the Separation Release. You acknowledge that you are not entitled to the severance pay described in

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Section 4 above unless and until you execute the Separation Release and it becomes effective.

14. Nondisparagement. You agree that you will not engage in any action that disparages the Company or its officers, directors, managers, employees or practices; or that disrupts or impairs its normal operations or harms the reputation of the Company with its customers, suppliers or the public; or interferes with existing contractual relationships with customers, suppliers or Company associates. Nothing in this Agreement prevents you from responding accurately and fully to any question, inquiry or request for information when required by legal process.

15. Cooperation. You agree to cooperate with the Company following the termination of your employment by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse you for all expenses actually incurred in connection with your provision of testimony or assistance pursuant to this Section.

16. Resignation of Positions. By signing this Agreement, you hereby resign any and all positions you hold with the Company or its subsidiaries, if any, but not your employment as provided in Section 2(a) above, to be effective immediately. You also agree to execute any and all forms, documents and agreement as the Company deems necessary for you to establish your resignation as provided herein.

17. No Assistance. You agree not to voluntarily provide assistance, information or advice, directly or indirectly (including through any agent or attorney), to any person or entity in connection with bringing any claim or cause of action of any kind against the Company, nor will you induce or encourage any person or entity to do so. Nothing in this Agreement prohibits you from testifying truthfully under subpoena or providing other assistance under compulsion of law.

18. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the provisions of this Agreement to any current or former Company personnel.

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19. Arbitration. I agree that any future disputes between me and the Company (the “parties ”) including but not limited to disputes arising out of or related to this Agreement and Release of Claims, will be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, in Alameda County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Company will pay for the cost of the arbitration but each of the parties will be responsible for the legal fees of that party’s legal counsel. The Arbitrator will apply California law, without references to rules of conflicts law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section provided that the arbitrator shall have the ultimate authority to determine whether such preliminary or interim equitable relief shall be continued.

20. Binding on Successors. This Agreement will be binding upon the Company and any entity which is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, or an affiliate of any such entity, and becomes your employer by reason of (or as the direct result of) any direct or indirect sale or other disposition of the Company or substantially all of the assets of the business currently carried on by the Company, without regard to whether or not such person actively adopts this letter agreement.

21. Miscellaneous. This Agreement, including all Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the terms and conditions of your employment with the Company and your anticipated termination of employment. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations and any other written or oral statements concerning your rights to any compensation, equity or benefits from the Company, its predecessors or successors in interest. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. Headings and subheadings in this Agreement are solely for convenience and do not constitute terms of this Agreement. This Agreement may be signed in counterparts and taken together will constitute one agreement. Facsimile signatures will be deemed as effective as original signatures. Until accepted in writing by you, the offer of the terms of this Agreement does amend the terms of your employment with the Company, which may be terminated at will by either you or the Company. This Agreement will be deemed to have

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been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original, fully executed Agreement to Tony Webster, Human Resources Director of the Company, by May 12, 2005. (A copy of this Agreement is also being provided to you for your records.) Please be aware that the offer contained herein will automatically expire immediately after May 12, 2005, if you have not returned to the Company a mutually executed copy of this Agreement by that time.

If you have any questions regarding this letter, you may contact me directly at (510) 771-3461.

Sincerely,

CENTILLIUM COMMUNICATIONS, INC.

By: /s/ Faraj Aalaei

Name: Faraj Aalaei
Title: CEO

Exhibit A - Separation Release
Exhibit B - Proprietary Information and Inventions Agreement

AGREED AND ACCEPTED:

/s/ Armando Pereira	May 6, 2005
[EMPLOYEE]	Date

EXHIBIT A

SEPARATION RELEASE

1.	I, Armando Pereira, agree to a mutual separation of my employment. I understand that my employment with Centillium Communications, Inc. (the “Company”) ended effective June 30, 2005 [NOTE TO EMPLOYEE: please insert earlier date if you resign prior to June 30, 2005: ___] (“Separation Date”), and that my salary ended on that date.

2.	Pursuant to that certain Employment Transition and Separation Agreement dated April 21, 2005 with the Company (“Separation Agreement”), the Company had continued my employment to the Separation Date and continued my compensation and benefits under the Separation Agreement through that date. In consideration for such continued employment and compensation and benefits under the Separation Agreement (including severance pay as provided in Section 4 of the Separation Agreement), I agreed to deliver to the Company this Separation Release.

3.	I agree that in consideration for the provision of the compensation and benefits described in the Separation Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

4.	On August 12, 2002, I signed the attached Employment, Confidential Information and Invention Assignment Agreement regarding confidential information and intellectual property in which I agreed to protect Company confidential information both during and after my employment. That agreement is incorporated by reference here. As a condition of accepting the separation package set forth in Section 3 above, I reaffirm my obligation to keep secret all confidential information that belongs to the Company.

5.	I agree not to make any communications or engage in any conduct that is or can reasonably be construed to be disparaging of the Company, its officers, directors, founders, employees, agents, stockholders, products or services.

6.	I hereby expressly waive the provisions of California Civil Code section 1542, regarding the waiver of unknown claims. California Civil Code section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7.	As a condition for the Separation Agreement, I agree to keep confidential the terms of this Agreement and Release of Claims and any negotiations or discussions leading thereto. I understand that I am permitted to disclose these terms to my accountant, attorney and spouse, if any, provided such recipient of the information agrees to be bound by the confidentiality requirement of this Section, or if otherwise required by law.

8.	If any term of this Agreement and Release of Claims is held to be invalid, void or unenforceable, the remainder of this Agreement and Release of Claims will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternative way to achieve the same result.

9.	The provisions of the Separation Agreement and this Agreement and Release of Claims set forth the entire agreement between me and the Company concerning my separation package and the separation of my employment, provided however, that this Agreement and Release of Claims does not supersede my obligations to maintain the confidentiality of Company information, whether arising from the Employment Proprietary Information and Inventions Agreement referred to above in Section 5, or from operation of law. Any other promises, written or oral, are replaced by the provisions of this Agreement and Release of Claims, and are no longer effective unless they are contained in this document. This Agreement and Release of Claims can only be changed in writing, signed by me and the Chief Executive Officer of the Company.

10.	I agree that any future disputes between me and the Company (the “parties”) including but not limited to disputes arising out of or related to this Agreement and Release of Claims, will be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, in Alameda County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The Company will pay for the cost of the arbitration but each of the parties will be responsible for the legal fees of his or its legal counsel. The Arbitrator will apply California law, without references to rules of conflicts law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section.

11.	I have been advised and understand that I have twenty-one (21) days from the date of receipt to decide whether or not to sign this Agreement and Release of Claims which period may be shortened and waived by me. This period is designed to allow me to consult with a financial advisor, accountant, attorney or anyone else whose advice I choose to seek.

12.	I have been advised and understand that after signing this document I have seven (7) days to revoke my agreement to the terms of this document. Any revocation should be in writing and delivered to the Chief Executive Officer of the Company, by close of business at the end of the seventh business day after signing this document. This Agreement and Release of Claims will not become effective until the seven (7) day revocation period has passed.

13.	By signing below, I acknowledge that I am entering into this Agreement and Release of Claims knowingly and voluntarily. In addition, I hereby acknowledge by my signature that I have carefully read and fully understand all the provisions of this Agreement and Release of Claims.

By my signature, I agree to and give this Separation Release to the Company.

Date: , 2005
[EMPLOYEE]